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                                                                Exhibit 10.19(a)

                        [LOGO OF FEDERAL HOME LOAN BANK]

                                                                           #1156

                          Master Transaction Agreement

     This Master Transaction Agreement ("Agreement") dated this 9th day of July, 2003, is entered into between Farm Bureau Life Insurance Company ("Customer"), with principal offices at West Des Moines, Iowa and the Federal Home Loan Bank of Des Moines ("Bank") with principal offices at 907 Walnut, Des Moines, Iowa 50309.

                                   Article 1
                                Deposit Accounts

1.1 Deposit Accounts. The Bank may establish one or more deposit accounts with such maturities and bearing such interest as the Bank and the Customer may agree from time to time.

1.2 Charges To Customer's Account. The Bank, so long as it acts in good faith and with ordinary care may charge Customer's deposit account(s) for: (1) any regulatory assessment if directed to do so by the Customer's primary regulator; and (2) amounts due the Bank arising in connection with services performed by the Bank on behalf of the Customer.

1.3 Security Interest. Customer hereby grants to Bank a security interest in all deposit accounts in order to secure any and all obligations of the Customer now or hereafter existing. Customer authorizes the Bank to exercise all rights and remedies available to secured creditors in the event of default on any obligation including, but not limited to, the right to set off any deposits against any obligation.

1.4 Overdrafts. If an overdraft occurs in the Customer's account then the Bank may, at its option:

     A. charge a penalty fee to the Customer's deposit account equal to the greater of (a) $50.00 or (b) the amount of the overdraft rounded upward to the nearest one thousand dollars ($1,000.00) multiplied by the interest rate the Bank charges on its overnight advance on each day the overdraft occurs plus three hundred (300) basis points for the number of days the overdraft is outstanding.

     B. treat the overdraft as an advance by the Bank to the Customer in every respect as though the Bank had then received and honored a request for advance under the security agreement existing between the Bank and the Customer, with the exception, however, that the interest due on such advance so created shall bear interest at a rate not to exceed three hundred (300) basis points above the interest rate the Bank charges on its overnight advance at the time of such advance. Any such advance shall be subject to all terms and conditions of that security agreement as modified or amended from time to time. If the

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     Customer is not subject to a security agreement, such payment shall be considered an advance subject to 12 U.S.C. (S) 1430.

                                   Article 2
                                 Payment Orders

2.1  Authority

     A. The Customer authorizes the Bank to execute payment orders transferring funds from or to any deposit account now or hereafter maintained by Customer with the Bank to or from any account of the Customer or any third party, whether such account is maintained at the Bank or any other financial institution upon the Bank's receipt of instructions, from any of the Customer's authorized officers, employees or agents or any person purporting to be one of such officers, employees or agents. Whenever the term instructions is used in this Article it refers to instructions received by any means, including but not limited to, written, electronic, oral, telephonic or facsimile. If the Bank assigns a confidential code word, password, or number to the Customer as part of a security procedure to verify the authenticity of payment orders, the Bank is hereby authorized to accept such payment order upon receipt of instructions containing such confidential code word, password, or number.

     B. The Customer further authorizes the Bank to act upon such other instructions relating to payment orders, including cancellation or amendment, which the Bank receives from any of the Customer's authorized officers, employees or agents. If the Bank assigns a confidential code word, password, or number to the Customer as part of a security procedure to verify the authenticity of payment orders or other instructions relating to payment orders, including cancellation or amendment, the Bank is hereby authorized to accept, cancel, or amend such payment order upon receipt of instructions containing such confidential code word, password, or number.

2.2  Security Procedures

     A. The Bank may assign to Customer and its authorized officers, employees, and agents a confidential code word, password, or number as part of a security procedure to verify the authenticity of payment orders or other instructions relating to payment orders, including cancellation or amendment. Any security procedure offered by the Bank shall be offered for the purpose of verifying the authenticity of a payment order or instructions canceling, or amending a payment order and shall not be offered for the purpose of detecting an error in the transmission or the content of the payment order.

     B. IF THE CUSTOMER FAILS OR REFUSES TO USE A SECURITY PROCEDURE OFFERED BY THE BANK, THE CUSTOMER AGREES THAT THE SECURITY PROCEDURE CHOSEN BY THE CUSTOMER IS COMMERCIALLY REASONABLE AND FURTHER AGREES TO BE BOUND BY ANY PAYMENT ORDER, WHETHER OR NOT AUTHORIZED, WHICH IS ISSUED IN ITS NAME AND ACCEPTED BY THE BANK.

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     C. The Customer is responsible for safeguarding any such confidential code word, password, or number and limiting access to the code word, password, or number to authorized officers, employees, or agents and shall report any breach of confidentiality promptly to the Bank.

     D. Following the receipt of a payment order, the Bank reserves the right, in its sole discretion, to verify or authenticate any payment order of other related instruction by subsequent telephone calls to an authorized officer, employee, or agent of the Customer or by any other means which the Bank may deem appropriate, but its failure to verify or authenticate any such payment order or instruction shall not be evidence of any failure to exercise reasonable care or good faith. The Bank shall not be liable if it rejects a payment order or performs any related act if the Bank in good faith is unable to satisfy itself that the instruction is given by an authorized officer, employee or agent.

2.3  Other Rules, Policies and Procedures

     A. From time to time the Bank may establish fees, rules, policies, and procedures regarding payment orders, including establishing a part of a business day during which it is open for the receipt, processing, and transmittal of payment orders or other instructions relating to payment orders, including cancellation or amendment. The Bank shall notify the Customer from time to time of such fees, rules, policies, and procedures and the Customer shall be bound by such fees, rules, policies, and procedures.

     B. The Bank may reject, or impose conditions that must be satisfied before it will accept a payment order for any reason. If the Bank, in its capacity as a receiving or beneficiary's bank, rejects a payment order, the Bank shall notify the Customer, orally, electronically, or in writing, that the Bank is rejecting or has rejected, or will not pay or accept, a payment order. The Bank shall not be liable for any damages due to its rejection of any payment order.

     C. The Bank may rely on the number in a payment order that identifies an intermediary bank or beneficiary's bank, even if it identifies a bank different from the bank identified by name in the payment order, if the Bank does not know of such an inconsistency in identification. The Bank may rely on the number in a payment order that identifies the beneficiary, even if it identifies a person or entity different from the person or entity identified by name in the payment order, if the Bank does not know of such an inconsistency in identification. The Bank has no duty to detect any such inconsistency.

     D. If the Customer is the sender of a payment order, the Customer authorizes the Bank to obtain payment for such payment order by debiting the amount of the payment order from any of the Customer's deposit accounts with the Bank. The Bank shall be under no obligation to execute any payment order unless the Customer has on deposit with the Bank collected funds sufficient to cover such payment order.

     E. Upon accepting a payment order in its capacity as a receiving bank, the Bank shall transmit, mail or deliver to the Customer a confirmation or periodic statement stating the date and amount of the payment order accepted and the account to which funds were transferred. Not more than 3 calendar days after the receipt of such confirmation or

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     periodic statement, the Customer will cause it to be examined and will immediately notify the Bank of any unauthorized or erroneously executed payment order. CUSTOMER'S FAILURE AFTER RECEIPT OF SUCH ADVICE TO PROMPTLY REPORT ANY UNAUTHORIZED OR ERRONEOUSLY EXECUTED PAYMENT ORDER SHALL RELIEVE THE BANK OF ITS LIABILITY TO PAY INTEREST ON ANY REFUNDABLE AMOUNTS WITH RESPECT THERETO.

     F. If the Bank, in its capacity as a beneficiary's bank, accepts a payment order for the Customer, payment occurs at the first to occur of: the Bank credits the amount of the payment order to the Customer's account, the Bank notifies the Customer that the Bank has credited the Customer's account, or the Bank lawfully applies the credit to a debt of the Customer. If the Bank, in its capacity as a beneficiary's bank, accepts a payment order for the Customer, regardless of whether the payment order instructs payment to an account of the Customer, the Bank may, but is not required to, provide notice of such acceptance to the Customer.

     G. If the Bank receives a cancellation or amendment of a payment order after the Bank has already executed the payment order, the Bank may, but is not required to, attempt to recover the funds from the beneficiary using whatever steps it deems reasonable, provided, however, that if the bank attempts to recover the funds, it need not pursue the claim beyond normal commercial steps and may require the Customer to pursue its own claim at any time. The Bank makes no representation or warranty as to its ability to cancel, or amend a payment order once accepted or executed.

     H. The Bank will provide the Customer with such additional information with respect to payment orders as the Customer, through its authorized officers, employees, or agents, may reasonably request. However, the Bank and its agents shall have no obligation to trace any payment order issued by the Customer or acquire proof that payment orders issued by the Customer to any account designated by number is, in fact, credited to the name of the desired beneficiary.

2.4  Limitations of Liability and Indemnification

     A. The Bank shall not be liable for any payment order made or for any other act performed by the Bank relating to such payment order nor any damages or losses arising therefrom, if such payment order or act is made by an officer, agent, or employee of the Bank pursuant to instructions, written, electronic, or oral (including telephonic or facsimile), which such officer, or employee reasonably and in good faith believes to be that of Customer's authorized officer, employee or agent. Authority to issue a payment order and to issue other directions and instructions shall be conclusively presumed if the person making the request uses the confidential code word, password, or number assigned to the Customer. The Bank's own records evidencing that the person making the payment order utilized the proper confidential code word, password, or number shall be conclusive proof that the person was authorized and that the payment order was properly issued in the amounts indicated in such records.

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     B. The Bank shall not be liable for any error, discrepancy, or delay on the part of the intermediary bank, funds transfer system, or agent used by the Bank in the transmission of any payment order, the cancellation, or amendment of any payment order, or related act.

     C. IN NO EVENT SHALL THE BANK BE LIABLE FOR ANY SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES, OR ATTORNEY'S FEES IN CONNECTION WITH THE BANK'S ACCEPTANCE, REJECTION, OR HANDLING OF PAYMENT ORDERS.

     D. Any interest which the Bank is required to pay to the Customer shall be limited to the interest computed by multiplying the Bank's overnight deposit rate by the amount on which interest is payable and then multiplying the product by the actual number of days for which interest is payable divided by 360.

     E. If the Customer amends or cancels any payment order or any instructions for a payment, the Customer shall indemnify and hold the Bank harmless any costs, expenses, damages and liabilities, including attorneys' fees, which the Bank may incur as a result of the cancellation or amendment or in attempting to affect such recovery of funds.

     F. The Customer consents to tape recordings by the Bank of telephone instructions of payment orders and related acts with respect thereto, but the Bank's failure to so record shall not be deemed a failure to exercise reasonable care or good faith. The Customer shall indemnify and hold harmless the Bank against any costs, expenses, damages and liabilities, including attorneys' fees that the Bank may incur as a result of such recording or use thereof.

                                   Article 3
                             Securities Safekeeping

3.1 Securities Safekeeping Accounts. The Bank may from time to time establish one or more book-entry accounts on behalf of the Customer to which the Bank may from time to time credit securities. The Bank shall not itself hold any security hereunder. The Customer authorizes the Bank to utilize any other securities intermediary, the Treasury/Reserve Automated Debt Entry System maintained by the Federal Reserve Banks, or the Depository Trust Company and any other clearing corporation to the extent possible in connection with its performance hereunder. The terms "securities," "securities intermediary," and "clearing corporation" shall have the meaning given to them in Section 8-102 of the Uniform Commercial Code as adopted in Iowa.

3.2 Responsibilities. With respect to all securities held in the Customer's account, the Bank shall, unless otherwise instructed to the contrary.

     A. Receive all income and other payments and advise the Customer as promptly as practicable of any such amounts due but not paid;

     B. Present for payment and receive the amount paid upon all securities which may mature and advise the Customer as promptly as practicable of any such amounts due but not paid;

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     C. Forward to the Customer copies of all information or documents that it may receive from an issuer of securities which, in the opinion of Custodian, are intended for the beneficial owner of securities; and

     D. Execute, as agent, any certificates of ownership, affidavits, declarations or other certificates under any tax laws now or hereafter in effect in connection with the collection of bond and note coupons.

3.3 Authorization. The Customer authorizes the Bank to follow entitlement orders, as such term is defined in Section 8-102 of the Uniform Commercial Code as adopted in Iowa, transferring securities to or from any securities safekeeping account(s) now or hereafter maintained by Customer with the Bank from or to any other account of the Customer or any third party, whether such account is maintained at the Bank or any other securities intermediary, upon the Bank's receipt of entitlement orders of any of the Customer's authorized officers, employees or agents or any person purporting to be one of such officers, employees or agents.

3.4 Rules, Policies and Procedures

     A. From time to time, the Bank may establish fees, rules, policies, and procedures regarding securities safekeeping, including establishing a part of a business day during which it is open for the receipt and processing of entitlement orders. The Bank shall notify the Customer from time to time of such fees, rules, policies, and procedures and the Customer shall be bound by such fees, rules, policies, and procedures.

     B. If the Bank receives a cancellation or amendment of an entitlement order after the Bank has already executed the entitlement order, the Bank may, but is not required to, attempt to recover the securities using whatever steps it deems reasonable, provided, however, that if the Bank attempts to recover the securities, it need not pursue the claim beyond normal commercial steps and may require the Customer to pursue its own claim at any time. The Bank makes no representation or warranty as to its ability to cancel, or amend an entitlement order once accepted or executed.

     C. The Bank shall credit all cash proceeds received by the Bank arising as a result of entitlement orders for securities held hereunder or payments on such securities to the Customer's deposit account(s). The Bank shall charge the Customer's deposit account(s) for all costs, expenses, and fees arising as a result of any entitlement orders for securities held hereunder. The Bank may refuse to honor any entitlement order if the collected balances in the Customer's deposit account(s) are insufficient to cover such costs, expenses, and fees.

     D. The Bank, from time to time, shall transmit, mail, or deliver to the Customer a confirmation or periodic statement stating the date of any entitlement order affected by the Bank or received by the Bank with respect to securities held and securities transactions taken hereunder. Not more than three (3) calendar days after the receipt of such confirmation or periodic statement, the Customer will cause it to be examined and will immediately notify the Bank of any unauthorized or erroneously executed entitlement order. CUSTOMER'S FAILURE AFTER RECEIPT OF SUCH CONFIRMATION OR

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     STATEMENT TO PROMPTLY REPORT ANY UNAUTHORIZED OR ERRONEOUSLY EXECUTED
     ENTITLEMENT ORDER SHALL CONSTITUTE ACCEPTANCE OF AND AGREEMENT WITH SUCH CONFIRMATION OR STATEMENT BY CUSTOMER.

     E. The Bank will provide the Customer with such additional information with respect to entitlement orders as the Customer, through its authorized officers, employees, or agents, may reasonably request.

3.5  Limitations of Liability and Indemnification

     A. From time to time, the Bank may provide valuation information to the Customer regarding securities held hereunder. The Bank makes no warranties, either express or implied, as to the authenticity of the information provided. The Bank provides this information solely as a service to the Customer and such information shall not in any manner be construed as advice concerning any securities transaction. The Customer is responsible for making all decisions with regard to entitlement orders and transactions hereunder.

     B. The Bank shall have no duty of inquiry or otherwise with respect to the nature or ownership of any securities held, acquired, or transferred hereunder or with respect to the authority of Customer under federal or state law or regulations to undertake any securities transactions, nor shall the Bank be deemed to have made any determination as to the propriety of any securities transaction effected pursuant to the instructions of Customer. The Customer acknowledges and agrees that the Bank does not offer any investment advice with respect to securities transactions hereunder.

     C. The Bank agrees to exercise reasonable care in actions taken by the Bank with respect to Customer's securities; provided, however, that the Bank shall not be liable to Customer or to third parties for any loss or damage suffered by Customer or such third parties arising from causes beyond the control of the Bank, including without limitation acts or omissions of any securities intermediary that has physical custody of securities. The Bank shall be responsible only for those duties expressly set forth in this Agreement and, without limiting the foregoing, the Bank shall have no duty or responsibility.

          (1) to supervise the investment of, or make recommendations with respect to, the purchase, retention, or sale of securities or other property relating to this Agreement;

          (2) with respect to any security as to which a default in the payment of principal or interest has occurred, to give notice of default, make demand for payment, or take any other action with respect to such default;

          (3) for any act or omission, or for the insolvency or notice to the Bank of the insolvency, of any broker or agent that is selected by the Bank (in the absence of gross negligence or willful misconduct by the Bank in such selection) or by Customer or any other person to effect any transaction pursuant to this Agreement;

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          (4) to evaluate or to report to Customer regarding the financial condition of any party to which the Bank delivers or makes arrangements for the delivery of securities or payment pursuant to this Agreement; or

          (5) for any loss occasioned by delay in the actual receipt of notice by the Bank of any payment, redemption, or other transaction regarding securities or property held pursuant to this Agreement in respect to which the Bank is authorized to take some action.

     D. If Customer, any broker, dealer, or other third party cancels or fails to follow instructions or entitlement orders for a trade or other related act (including the failure to purchase or deliver the security at the stated price to the Bank), Customer shall indemnify and hold the Bank harmless for all expenses, costs, fees, including attorney's fees and court costs, or other liability incurred by the Bank. Customer agrees that if it fails to deliver securities to the Bank for transfer on behalf of Customer pursuant to previous entitlement orders, the Bank may charge Customer's deposit account in the amount reasonably necessary for the Bank to purchase an equivalent amount of such securities for transfer. The Bank shall not be liable for any market loss or gain relating to the delay or failure to purchase or transfer a security.

     E. As between Customer and the Bank, Customer shall bear all losses arising from any actions taken with respect to securities pursuant to this Agreement where an act or omission, whether or not authorized, of an officer, employee or agent of Customer contributed to such losses, and Customer shall bear all losses arising from any action taken with respect to securities pursuant to this Agreement where the Bank has acted on the basis of unauthorized instruction, unless the Bank had actual knowledge that the instructions were unauthorized.

     F. The Customer consents to tape recordings by the Bank of telephone instructions of entitlement orders and related acts with respect thereto, but the Bank's failure to so record shall not be deemed a failure to exercise reasonable care or good faith. The Customer agrees to indemnify and hold harmless the Bank against any costs, expenses, damages and liabilities, including attorney's fees that the Bank may incur as a result of such recording or use thereof.

                                   Article 4
                               Letters of Credit

4.1 Applications. An authorized officer, employee, or agent of the Customer may apply, in such form as the Bank may specify from time to time, for a letter of credit. Nothing contained in this Agreement or Bank's Guide to Credit and Collateral Policies and Procedures, as amended from time to time ("Guide") shall be construed as an agreement or commitment by the Bank to grant any letter of credit hereunder. The Bank expressly reserves its right and power, in its sole discretion, to either issue or refuse to issue any letter of credit in any form that the Bank determines from time to time.

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4.2 Honoring Draws. The Bank shall honor and pay each and every request for payment made under and in compliance with any letter of credit, even if submitted or issued by an administrator, executor, trustee in bankruptcy, debtor in possession, assignee for benefit of creditors, liquidators, receiver, agent attorney in fact or other representative of any beneficiary or of any successor or assign approved in writing by the Bank. The Bank's sole obligation to the Customer is limited to honoring requests for payment made under and in compliance with any letter of credit issued hereunder even though: (i) the Bank may have prepared the letter of credit or any other document required to be presented thereunder and (ii) the Bank may otherwise be aware of facts concerning the transaction which gives rise to the letter of credit. The Bank has no duty to inquire into the existence of any disputes or controversies between the Customer, any beneficiary, or any person or firm or their respective rights, duties, or liabilities or whether any fact or event referred to in any document presented under the letter of credit is true and correct.

The Bank shall not be responsible for and the Bank's obligations under a letter of credit shall not be affected by:

     A. The use which may be made of any letter of credit or any act or omission of any beneficiary or permitted assignee of any letter of credit;

     B. The validity, sufficiency, genuineness or collectability of any drafts, certificates, instruments, notices of default or other documents including endorsements or signatures thereon;

     C. Any breach of contract between the Customer and any third party;

     D. Compliance with or circumstances resulting from the existence or exercise of applicable laws, regulations or restrictions by any government or any groups asserting or exercising de facto or de jour governmental powers; and

     E. Any event, fact or condition beyond the control of the Bank.

4.3 Reimbursement. The Customer agrees that any amount paid by the Bank under and in compliance with any letter of credit shall become immediately due and payable by the Customer and Customer shall immediately reimburse the Bank for such amount. The Customer hereby authorizes the Bank to debit the Customer's deposit account(s) with the Bank for all amounts due and payable to the Bank. If the amount in the deposit account(s) is, at any time, insufficient to pay such due and payable amounts, the Bank may, without notice to the Customer, apply any other funds or assets then in the possession of the Bank to the payment of such amounts. The Customer may apply to the Bank for an advance under the security agreement existing between the Bank and the Customer in order to repay all amounts paid by the Bank under and in compliance with any letter of credit and that are due and payable to the Bank. Nothing contained in this Agreement, the security agreement existing between the Bank and the Customer, or the Guide shall be construed as an agreement or commitment by the Bank to grant any advance. The Bank expressly reserves its right and power to either grant or deny in its sole discretion any advance.

4.4 Collateral and Security Interest. The Customer agrees that any and all letters of credit issued by the Bank on behalf of the Customer shall be secured in accordance with all the terms and provisions of the security agreement existing between the Bank and the Customer as if such

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letter of credit were an advance granted under such security agreement. The
Customer further agrees that any and all amounts due and payable to the Bank under this Agreement shall be secured in accordance with all the terms and provisions of the security agreement existing between the Bank and the Customer as if such amounts were advances granted under such security agreement.

4.5 Fees and Other Charges. The Customer agrees to pay the Bank on demand any and all fees or charges established by the Bank from time to time for the issuance of a letter of credit or for honoring any draw made by a beneficiary under a letter of credit and any and all fees, charges, and expenses, including but not limited to attorneys' fees paid or incurred by the Bank in connection with the enforcement of this Agreement.

                                   Article 5
                                    General

5.1 Change in Authorization. The Bank shall be promptly notified in writing in such form or forms as the Bank may specify from time to time by the Secretary or any officer of the Customer of any change in authorized officers, employees, and agents. Until the Bank has actually received such notice in writing, it shall be indemnified and saved harmless from any loss suffered or liability incurred by it in continuing to act in reliance on the authority of such previously authorized officer, employee, or agent.

5.2 Termination of Agreement. This Agreement may be terminated by either party after giving the other party five (5) days written notice; provided, however, that the terms of this Agreement shall continue to govern any deposit account, payment order, security safekeeping or letter of credit that remains outstanding following termination of this Agreement.

5.3 Applicable Law. This Agreement is governed by the Federal Home Loan Bank Act, Rules and Regulations of the Federal Housing Finance Board (FHFB), and policies, guidelines and directives of the FHFB, and the Guide, as amended from time to time, and to the extent applicable and not inconsistent therewith, the laws of the State of Iowa. If any portion of this Agreement conflicts with applicable law, such conflict shall not affect any other provision of this Agreement that can be given effect without the conflicting provision, and to this end the provisions of this Agreement are severable.

5.4 Indemnification. Customer agrees to defend, indemnify and hold harmless the Bank and the Bank's correspondents, agents and subagents, assignees, and participants from and against any and all demand, actions, claims, losses, perils, liabilities, and expenses including attorneys' fees and expenses, not involving the Bank's bad faith, resulting from or incurred, suffered, or paid by any of them in connection with this Agreement.

5.5 Agreement Constitutes Entire Agreement. Except as set forth in this paragraph, this Agreement, together with any applicable applications, embodies the entire agreement and understanding between the parties hereto relating to the subject matter hereof and supersedes all prior agreements between such parties that relate to that subject matter. Letters of credit issued by the Bank to the Customer prior to the execution of this Agreement shall continue to be governed exclusively by the terms of the prior agreements pursuant to which such letter of credit were issued, except that (i) any default thereunder shall constitute default hereunder, (ii) collateral

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furnished as security hereunder shall also secure such prior letter of credit and (iii) the rights and obligations with respect to such collateral shall be governed by the terms of this Agreement.

5.6 No Waiver of Rights. A failure or delay in exercising any right, power or privilege in respect of this Agreement will not be presumed to operate as a waiver, and a single or partial exercise of any right, power or privilege will not be presumed to preclude any subsequent or further exercise of any right, power, or privilege or the exercise of any other right, power or privilege. No waiver by the Bank of any event of default shall be in effect unless in writing, and signed by an authorized officer of the Bank, and no such waiver shall be deemed a waiver of a subsequent event of default or be deemed to be a continuing waiver. No course of dealing between Customer and the Bank or its agents or employees shall be effective to change, modify or discharge any provision of this Agreement or to constitute a waiver of any default.

5.7 Severability. If any provision of this Agreement is held invalid or unenforceable to any extent or in any application, the remainder of this Agreement or the application of such provision to different persons or circumstances or in different jurisdictions shall not be affected thereby.

5.8 Successors and Assigns. This Agreement shall be binding upon each of the parties, successors and permitted assigns. The Customer may not assign any obligation hereunder without the prior written consent of the Bank. The Bank may assign any or all of its rights and obligations hereunder or with respect to any advance or other indebtedness to any other party.

5.9 Events of Default. The following occurrences shall be events of default:

     A. Any event of default as defined in the security agreement existing between the Bank and the Customer;

     B. The failure of the Customer to pay any amount due hereunder or to provide collateral as required hereunder; and

     C. The breach by the Customer of any representation, warranty, covenant or information furnished by the Customer hereunder or the failure of any representation, warranty, or covenant or information furnished by the Customer in any context to be and remain true, correct and complete.

5.10 Remedies. Upon the occurrence of an event of default the Bank shall have all the rights and remedies as provided for in an event of default under the security agreement existing between the Bank and the Customer and shall have all other rights and remedies available at law or in equity to secure, collect, enforce, or satisfy the Customer's obligations to the Bank hereunder. All rights and remedies of the Bank hereunder are cumulative of each and every other right or remedy which the Bank may otherwise have at law or in equity or under any contract or other writing for the enforcement of the security interest granted to the Bank or the collection of any amount due hereunder.

5.11 Customer's Representations, Warranties and Covenants. Customer represents, warrants and covenants to the Bank that the following are and shall remain true, complete and correct at all times until the termination of this Agreement:

     A. This Agreement has been duly any validly executed and delivered by the Customer and its execution, delivery, and performance have been authorized by all necessary corporate actions;

     B. Neither this Agreement, nor any letter of credit, nor any transaction to which this Agreement relates violates any law or regulation applicable to the Customer or any supervisory or consent agreement with any regulatory body;

     C. The Customer has duly entered into a security agreement with the Bank and the same is currently in full force and effect and the Customer maintains sufficient qualifying collateral to fully secure any and all letter of credit issued and outstanding hereunder in accordance with the terms and conditions of such security agreement; and

     D. The Customer agrees to maintain one or more deposit accounts with the Bank at all times during which a letter of credit issued hereunder remains outstanding.

     E. The person signing this document on behalf of the Customer represents that its execution was authorized by appropriate action of the Board of Directors of the Customer and that such action is duly reflected in the records of the Customer.

FEDERAL HOME LOAN BANK OF DES MOINES

By:    /s/ F. James Bishop
       --------------------------------------
Title: Senior Vice President/Sales and Credit
       --------------------------------------



#1156: Farm Bureau Life Insurance Company
Customer's Full Corporate Name

By:    /s/ Lou Ann Sandburg
       ---------------------------------
Title: Asst. Treasurer & V.P. Investments
       ----------------------------------

                                                                Exhibit 10.19(b)

                                   [LOGO TK]

                              ADVANCE CONFIRMATION

FARM BUREAU LIFE INSURANCE COMPANY                            September 17, 2003
ATTN: INVESTMENT ACCOUNTING DEPT.
5400 UNIVERSITY AVENUE
WEST DES MOINES, IA 50266


Member Number:          1156

Type of Advance:        Floating Rate LIBOR Advance

Advance Number:         030917A00003

Advance Amount:         40,000,000.00

Settlement Date:        September 17, 2003

Maturity Date:          September 12, 2006

Payment Dates:          Monthly, on the 12th day up to and including, the
                        Maturity Date, subject to adjustment in accordance with the following business day convention and with adjustment of period end dates.

Floating Rate Index:    The rate for a Rate Reset Date will be the rate for
                        deposits in U.S. Dollars for a period of the designated maturity which appears on the Telerate Page 3750 as of 11:00 a.m., London time, on the Rate Reset Reference
                        Date immediately preceding that Rate Reset Date. If such rate does not appear on the Telerate Page 3750, the rate for that Rate Reset Date will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by four major banks in the London interbank market (the "Reference Banks") at approximately 11:00 a.m., London time, on such Rate Reset Reference Date to prime banks in the London interbank market for a period of the designated maturity and commencing on that Rate
                        Reset Date. The Member and the Bank will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that Rate Reset
                        Date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that Rate Reset Date will be the arithmetic mean of the rates quoted by major banks in New York
                        City, selected
                        by the Member and the Bank, at approximately 11:00 a.m., New York City time, on that Rate Reset Date for loans in U.S. Dollars to leading European banks for a period of the designated maturity commencing on that Rate Reset
                        Date.


Designated Maturity:    Monthly Libor

Spread:                 LIB1M + 0.080

LIBOR Determination:    2 New York and London business days prior to each
                        payment date.

Rate Reset Dates:       Monthly on the 12th with adjustment for period end
                        dates.

Day Count Fraction:     Actual/360

Initial Floating Rate:  1.200%

Calculation Agent:      FHLB Des Moines

Documentation:          FHLB AAPSA Agreement

Prepayment Option:      FARM BUREAU LIFE INSURANCE COMPANY may elect to prepay
                        this advance in whole by providing oral notice 2 business days prior to requested payment date.

Prepayment Fee:         The Bank calculates prepayment fees on floating rate
                        (LIBOR) advances using the following formula:

                        Prepayment fee = the greater of (i) zero or (ii) A + B

                        Where

                        A = for each future payment over the remaining term of the advance, the present value of future interest cash flows lost due to the prepayment, calculated as the sum of:

                        (I) the estimated interest rate spread lost, defined as the LIBOR interest rate margin on the advance being prepaid minus the Bank's estimated interest rate margin for its LIBOR cost of funds on the date when the Bank determines the final prepayment fee ("Pricing Date"), adjusted for the remaining term, payment frequency, and day count; multiplied by

                        (II)  the amount being repaid; multiplied by

                        (III) the discount factor implied by the Bank's
                              estimated cost of funds on the Pricing Date.

                        Calculation Notes:

                        For A(I): The margin for a LIBOR advance that is being prepaid is the interest rate spread relative to the appropriate LIBOR index on the day the advance was originally priced. The margin for the Bank's LIBOR-based cost of funds on the Pricing Date is the interest rate spread relative to the appropriate LIBOR index on the Pricing Date.

                        For example, if the advance being prepaid had an interest rate margin of 5 basis points over the LIBOR index on the day it was originally priced and the Bank's cost of funds has an interest rate margin of 15 basis points under the LIBOR index on the Pricing Date, then the spread lost would be 20 basis points per annum.

                        For A(III): The Bank determines the present value by discounting all cash flows using the estimated cost of Federal Home Loan Bank consolidated obligations on the Pricing Date.

     Please retain this in your files as evidence of disbursement. If you do not notify the Bank of any inaccuracies in this information within three (3) business days of its receipt, you are bound by the terms of this confirmation.

Federal Home Loan Bank of Des Moines          FARM BUREAU LIFE INSURANCE COMPANY


Date:                                         Date:  September 22, 2003
       -----------------------------                 ---------------------------
By:                                           By:    Lou Ann Sandburg
       -----------------------------                 ---------------------------
Title:                                        Title: Vice President--Investments
       -----------------------------                 ---------------------------

     Federal Home Loan Bank MoneyDesk
     1.800.544.3452 (11*)

     Please fax signed agreement back to the Credit and Collateral Department at 515.699.1201.